175SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 19, 2010

Vendum Batteries Inc.
(Exact name of registrant as specified in its charter)

NV	333-149197	39-2068976
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Thames Valley Park Drive , Reading, Berkshire	RG6 1PT
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  +44 118 380 0895

__________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3-SECURITIES AND TRADING MARKETS

ITEM 3.03     Material Modification of Rights of Security Holders

On November 18, 2010, our board of directors resolved to increase the number of authorized shares of our common stock, par value $0.001, from 150,000,000 to 750,000,000.  Correspondingly, our board of directors affirmed a forward split of five to one in which each shareholder will be issued five common shares in exchange for each one common share of their currently issued common stock.  Under the Nevada law, shareholder approval was not required.

A record date of November 29, 2010 was established in order to provide FINRA ten days notice pursuant to Rule 10b-17 of the Securities and Exchange Act of 1934, as amended. Prior to approval of the forward split we had a total of 100,099,993 issued and outstanding shares of common stock, par value $0.001.  On the effective date of the forward split, we will have a total of 500,499,965 issued and outstanding shares of common stock, par value $0.001.  New stock certificates will be issued upon surrender of the shareholders’ old certificates.

A copy of the Certificate of Change that was filed with the Nevada Secretary of State on November 19, 2010 is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

In connection with the forward split, we have the following new CUSIP number: 922637202. We have submitted the required information to FINRA and expect approval in the coming weeks. Once effective, we expect that our common stock will be quoted under the symbol “VNDBD” for a period of 20 trading days. After 20 trading days, our commons stock will resume trading under the symbol “VNDB.”

SECTION 9-FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Change dated as of November 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vendum Batteries Inc.

/s/ Fraser Cottington
Fraser Cottington
Chief Executive Officer

Date: November 19, 2010